Exhibit 99.1

Health Catalyst Reports Third Quarter 2022 Results

SALT LAKE CITY, UT, November 8, 2022 — Health Catalyst, Inc. ("Health Catalyst," Nasdaq: HCAT), a leading provider of data and analytics technology and services to healthcare organizations, today reported financial results for the quarter ended September 30, 2022.

“In the third quarter of 2022, I am pleased to share that we achieved strong performance across our business, including exceeding the mid-point of our quarterly guidance for both revenue and Adjusted EBITDA, and, based on an expanding pipeline and ahead-of-schedule cost reduction efforts, we are also pleased to raise our full year 2022 revenue and Adjusted EBITDA guidance. In addition, we now expect our 2022 dollar-based retention achievement level to be between 97% and 101%, an increase relative to the range we shared last quarter. This incremental confidence is driven by growth in our existing client expansion pipeline relative to prior expectations and a modest reduction in forecasted churn for 2022.” said Dan Burton, CEO of Health Catalyst. “In addition to this financial and operational execution, we held our ninth annual Healthcare Analytics Summit conference in Salt Lake City in September. We viewed this year’s in-person event as highly successful, hosting over a thousand attendees, representing more than 175 existing client and prospective client organizations, and included over 70 representatives from existing client organizations presenting their improvement case studies realized in partnership with Health Catalyst. This year’s Summit was an important opportunity for Health Catalyst to continue to provide thought leadership within the healthcare data and analytics ecosystem, while further cultivating and deepening our relationships with clients and prospects.”

Financial Highlights for the Three Months Ended September 30, 2022

Key Financial Metrics

	Three Months Ended September 30,		Year over Year Change
	2022	2021
GAAP Financial Data:	(in thousands, except percentages, unaudited)
Technology revenue	$43,997	$38,262	15%
Professional services revenue	$24,357	$23,475	4%
Total revenue	$68,354	$61,737	11%
Loss from operations	$(45,721)	$(42,249)	(8)%
Net loss	$(45,735)	$(40,014)	(14)%
Other Non-GAAP Financial Data:(1)
Adjusted Technology Gross Profit	$29,993	$26,731	12%
Adjusted Technology Gross Margin	68%	70%
Adjusted Professional Services Gross Profit	$4,970	$4,696	6%
Adjusted Professional Services Gross Margin	20%	20%
Total Adjusted Gross Profit	$34,963	$31,427	11%
Total Adjusted Gross Margin	51%	51%
Adjusted EBITDA	$(4,554)	$(5,794)	21%
________________________
(1) These measures are not calculated in accordance with generally accepted accounting principles in the United States (GAAP). See the accompanying "Non-GAAP Financial Measures" section below for more information about these financial measures, including the limitations of such measures, and for a reconciliation of each measure to the most directly comparable measure calculated in accordance with GAAP.

Financial Outlook
Health Catalyst provides forward-looking guidance on total revenue, a GAAP measure, and Adjusted EBITDA, a non-GAAP measure.
For the fourth quarter of 2022, we expect:
•Total revenue between $66.9 million and $68.9 million, and
•Adjusted EBITDA between $(2.1) million and $(0.1) million
For the full year of 2022, we expect:
•Total revenue between $274.0 million and $276.0 million, and
•Adjusted EBITDA between $(4.0) million and $(2.0) million
We have not reconciled guidance for Adjusted EBITDA to net loss, the most directly comparable GAAP measure, and have not provided forward-looking guidance for net loss, because there are items that may impact net loss, including stock-based compensation, that are not within our control or cannot be reasonably forecasted.

Quarterly Conference Call Details
The company will host a conference call to review the results today, Tuesday, November 8, 2022, at 5:00 p.m. E.T. The conference call can be accessed by dialing (800) 225-9448 for U.S. participants, or (203) 518-9708 for international participants, and referencing conference ID “HCAT Q322.” A live audio webcast will be available online at https://ir.healthcatalyst.com/. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 90 days.

About Health Catalyst
Health Catalyst is a leading provider of data and analytics technology and services to healthcare organizations committed to being the catalyst for massive, measurable, data-informed healthcare improvement. Its customers leverage the cloud-based data platform—powered by data from more than 100 million patient records and encompassing trillions of facts—as well as its analytics software and professional services expertise to make data-informed decisions and realize measurable clinical, financial, and operational improvements. Health Catalyst envisions a future in which all healthcare decisions are data informed.
Available Information
Health Catalyst intends to use its Investor Relations website as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements include statements regarding our future growth, and our financial outlook for Q4 and fiscal year 2022. Forward-looking statements are subject to risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance.
Important risks and uncertainties that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) changes in laws and regulations applicable to our business model; (ii) changes in market or industry conditions, regulatory environment and receptivity to our technology and services; (iii) results of litigation or a security incident; (iv) the loss of one or more key customers or partners; (v) the impact of COVID-19 and inflation on our business and results of operations; and (vi) changes to our abilities to recruit and retain qualified team members. For a detailed discussion of the risk factors that could affect our actual results, please refer to the risk factors identified in our SEC reports, including, but not limited to the Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2022 expected to be filed with the SEC on or about November 8, 2022 and the Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 1, 2022. All information provided in this release and in the attachments is as of the date hereof, and we undertake no duty to update or revise this information unless required by law.

Condensed Consolidated Balance Sheets
(in thousands, except share and per share data, unaudited)

	As of September 30,	As of December 31,
	2022	2021
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$124,224	$193,227
Short-term investments	255,918	251,754
Accounts receivable, net	49,544	48,801
Prepaid expenses and other assets	13,764	14,609
Total current assets	443,450	508,391
Property and equipment, net	25,042	23,316
Intangible assets, net	100,653	104,788
Operating lease right-of-use assets	17,254	21,133
Goodwill	185,982	169,972
Other assets	3,819	4,496
Total assets	$776,200	$832,096
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$6,816	$4,693
Accrued liabilities	24,405	23,725
Deferred revenue	56,381	56,632
Operating lease liabilities	3,464	3,425
Contingent consideration liabilities	—	4,576
Total current liabilities	91,066	93,051
Convertible senior notes	226,147	180,942
Deferred revenue, net of current portion	315	929
Operating lease liabilities, net of current portion	18,586	20,244
Contingent consideration liabilities, net of current portion	—	14,719
Other liabilities	120	113
Total liabilities	336,234	309,998
Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value per share; 25,000,000 shares authorized as of September 30, 2022 and December 31, 2021; no shares issued and outstanding as of September 30, 2022 and December 31, 2021	—	—
Common stock, $0.001 par value per share; 500,000,000 shares authorized as of September 30, 2022 and December 31, 2021; 54,213,795 and 52,622,080 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	54	53
Additional paid-in capital	1,404,032	1,400,972
Accumulated deficit	(963,241)	(878,860)
Accumulated other comprehensive loss	(879)	(67)
Total stockholders’ equity	439,966	522,098
Total liabilities and stockholders’ equity	$776,200	$832,096

Condensed Consolidated Statements of Operations
(in thousands, except per share data, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue:
Technology	$43,997	$38,262	$131,624	$107,630
Professional services	24,357	23,475	75,450	69,580
Total revenue	68,354	61,737	207,074	177,210
Cost of revenue, excluding depreciation and amortization shown below:
Technology(1)(2)	14,572	12,094	41,895	34,766
Professional services(1)(2)(3)	21,768	20,992	63,048	55,711
Total cost of revenue, excluding depreciation and amortization	36,340	33,086	104,943	90,477
Operating expenses:
Sales and marketing(1)(2)(3)	25,401	20,808	67,141	53,164
Research and development(1)(2)(3)	20,770	16,385	56,066	45,254
General and administrative(1)(2)(3)(4)	19,192	23,056	45,551	60,596
Depreciation and amortization	12,372	10,651	36,633	26,604
Total operating expenses	77,735	70,900	205,391	185,618
Loss from operations	(45,721)	(42,249)	(103,260)	(98,885)
Interest and other income (expense), net	142	(4,423)	(2,700)	(12,082)
Loss before income taxes	(45,579)	(46,672)	(105,960)	(110,967)
Income tax provision (benefit)(2)	156	(6,658)	(4,339)	(6,749)
Net loss	$(45,735)	$(40,014)	$(101,621)	$(104,218)
Net loss per share, basic	$(0.84)	$(0.82)	$(1.89)	$(2.27)
Net loss per share, diluted	$(0.84)	$(0.82)	$(1.97)	$(2.27)
Weighted-average shares outstanding used in calculating net loss per share, basic	54,304	48,999	53,667	45,937
Weighted-average shares outstanding used in calculating net loss per share, diluted	54,304	48,999	54,025	45,937
_______________

(1)Includes stock-based compensation expense as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Stock-Based Compensation Expense:	(in thousands)		(in thousands)
Cost of revenue, excluding depreciation and amortization:
Technology	$494	$533	$1,563	$1,481
Professional services	1,991	2,149	6,082	5,866
Sales and marketing	7,037	6,098	20,925	16,848
Research and development	3,390	2,510	9,643	7,443
General and administrative	4,392	6,197	15,143	17,086
Total	$17,304	$17,487	$53,356	$48,724

(2)    Includes acquisition-related costs (benefit), net, as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Acquisition-related costs (benefit), net:	(in thousands)		(in thousands)
Cost of revenue, excluding depreciation and amortization:
Technology	$74	$30	$267	$30
Professional services	143	64	509	64
Sales and marketing	367	296	1,557	296
Research and development	693	455	2,358	455
General and administrative	2,015	5,672	(1,503)	15,942
Income tax provision (benefit)	$—	$(6,829)	$(4,533)	$(6,829)
Total	$3,292	$(312)	$(1,345)	$9,958

(3)    Includes restructuring costs, as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Restructuring costs:	(in thousands)		(in thousands)
Cost of revenue, excluding depreciation and amortization:
Professional services	$247	$—	$247	$—
Sales and marketing	1,559	—	1,559	—
Research and development	2,257	—	2,257	—
General and administrative	436	—	436	—
Total	$4,499	$—	$4,499	$—

(4)    Includes non-recurring lease-related charges, as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Non-recurring lease-related charges:	(in thousands)		(in thousands)
General and administrative	3,700	1,800	3,700	1,800

Condensed Consolidated Statements of Cash Flows
(in thousands, unaudited)

	Nine Months Ended September 30,
	2022	2021
Cash flows from operating activities
Net loss	$(101,621)	$(104,218)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense	53,356	48,724
Depreciation and amortization	36,633	26,604
Impairment of long-lived assets	4,925	1,800
Non-cash operating lease expense	2,458	3,165
Amortization of debt discount and issuance costs	1,124	8,843
Amortization of investment discount and premium	(608)	678
Provision for expected credit losses	700	698
Deferred tax benefit	(4,527)	(6,823)
Change in fair value of contingent consideration liabilities	(4,668)	13,655
Other	(71)	(17)
Change in operating assets and liabilities:
Accounts receivable, net	(800)	1,021
Prepaid expenses and other assets	2,020	(2,131)
Accounts payable, accrued liabilities, and other liabilities	873	3,281
Deferred revenue	(4,365)	6,540
Contingent consideration liabilities	(3,234)	(11,766)
Operating lease liabilities	(2,644)	(3,402)
Net cash used in operating activities	(20,449)	(13,348)

Cash flows from investing activities
Proceeds from the sale and maturity of short-term investments	270,171	186,893
Purchase of short-term investments	(274,529)	(188,407)
Acquisition of business, net of cash acquired	(27,846)	(46,763)
Capitalization of internal-use software	(10,024)	(3,641)
Purchase of intangible assets	(1,317)	(1,269)
Purchases of property and equipment	(1,752)	(9,827)
Proceeds from the sale of property and equipment	20	19
Net cash used in investing activities	(45,277)	(62,995)

Cash flows from financing activities
Repurchase of common stock	(8,393)	—
Proceeds from exercise of stock options	3,927	17,303
Proceeds from employee stock purchase plan	2,558	3,975
Payments of acquisition-related consideration	(1,342)	(6,290)
Proceeds from public offering, net of discounts, commissions, and offering costs	—	245,180
Net cash (used in) provided by financing activities	(3,250)	260,168
Effect of exchange rate changes on cash and cash equivalents	(27)	(14)
Net (decrease) increase in cash and cash equivalents	(69,003)	183,811

Cash and cash equivalents at beginning of period	193,227	91,954
Cash and cash equivalents at end of period	124,224	275,765

Non-GAAP Financial Measures
To supplement our financial information presented in accordance with GAAP, we believe certain non-GAAP measures, including Adjusted Gross Profit, Adjusted Gross Margin, Adjusted EBITDA, Adjusted Net Loss, and Adjusted Net Loss per share, basic and diluted, are useful in evaluating our operating performance. For example, we exclude stock-based compensation expense because it is non-cash in nature and excluding this expense provides meaningful supplemental information regarding our operational performance and allows investors the ability to make more meaningful comparisons between our operating results and those of other companies. We use this non-GAAP financial information to evaluate our ongoing operations, as a component in determining employee bonus compensation, and for internal planning and forecasting purposes.
We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP measures differently or may use other measures to evaluate their performance. A reconciliation is provided below for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, and not to rely on any single financial measure to evaluate our business.
Adjusted Gross Profit and Adjusted Gross Margin
Adjusted Gross Profit is a non-GAAP financial measure that we define as revenue less cost of revenue, excluding depreciation and amortization, adding back stock-based compensation, acquisition-related costs, net, and restructuring costs as applicable. We define Adjusted Gross Margin as our Adjusted Gross Profit divided by our revenue. We believe Adjusted Gross Profit and Adjusted Gross Margin are useful to investors as they eliminate the impact of certain non-cash expenses and allow a direct comparison of these measures between periods without the impact of non-cash expenses and certain other non-recurring operating expenses. The following is a reconciliation of revenue, the most directly comparable GAAP financial measure, to Adjusted Gross Profit, for the three months ended September 30, 2022 and 2021:

	Three Months Ended September 30, 2022
	(in thousands, except percentages)
	Technology	Professional Services	Total
Revenue	$43,997	$24,357	$68,354
Cost of revenue, excluding depreciation and amortization	(14,572)	(21,768)	(36,340)
Gross profit, excluding depreciation and amortization	29,425	2,589	32,014
Add:
Stock-based compensation	494	1,991	2,485
Acquisition-related costs, net(1)	74	143	217
Restructuring costs(2)	—	247	247
Adjusted Gross Profit	$29,993	$4,970	$34,963
Gross margin, excluding depreciation and amortization	67%	11%	47%
Adjusted Gross Margin	68%	20%	51%
___________________
(1)Acquisition-related costs, net include deferred retention expenses following the ARMUS, KPI Ninja, and Twistle acquisitions.
(2)Restructuring costs include severance and other team member costs from workforce reductions.
.

	Three Months Ended September 30, 2021
	(in thousands, except percentages)
	Technology	Professional Services	Total
Revenue	$38,262	$23,475	$61,737
Cost of revenue, excluding depreciation and amortization	(12,094)	(20,992)	(33,086)
Gross profit, excluding depreciation and amortization	26,168	2,483	28,651
Add:
Stock-based compensation	533	2,149	2,682
Acquisition-related costs, net(1)	30	64	94
Adjusted Gross Profit	$26,731	$4,696	$31,427
Gross margin, excluding depreciation and amortization	68%	11%	46%
Adjusted Gross Margin	70%	20%	51%
___________________
(1)Acquisition-related costs, net includes deferred retention expenses and post-acquisition restructuring costs incurred as part of business combinations.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP financial measure that we define as net loss adjusted for (i) interest and other expense, net, (ii) income tax provision (benefit), (iii) depreciation and amortization, (iv) stock-based compensation, (v) acquisition-related costs, net, including the change in fair value of contingent consideration liabilities, (vi) restructuring costs, and (vii) non-recurring lease-related charges. We view acquisition-related expenses when applicable, such as transaction costs and changes in the fair value of contingent consideration liabilities that are directly related to business combinations as costs that are unpredictable, dependent upon factors outside of our control, and are not necessarily reflective of operational performance during a period. We believe Adjusted EBITDA provides investors with useful information on period-to-period performance as evaluated by management and a comparison with our past financial performance and is useful in evaluating our operating performance compared to that of other companies in our industry, as this metric generally eliminates the effects of certain items that may vary from company to company for reasons unrelated to overall operating performance. The following is a reconciliation of our net loss, the most directly comparable GAAP financial measure, to Adjusted EBITDA, for the three months ended September 30, 2022 and 2021:

	Three Months Ended September 30,
	2022	2021
	(in thousands)
Net loss	$(45,735)	$(40,014)
Add:
Interest and other (income) expense, net	(142)	4,423
Income tax provision (benefit)	156	(6,658)
Depreciation and amortization	12,372	10,651
Stock-based compensation	17,304	17,487
Acquisition-related costs, net(1)	3,292	6,517
Restructuring cost(2)	4,499	—
Non-recurring lease-related charges(3)	3,700	1,800
Adjusted EBITDA	$(4,554)	$(5,794)
_______________
(1)Acquisition-related costs, net includes third-party fees associated with due diligence, deferred retention expenses, post-acquisition restructuring costs incurred as part of business combinations, and changes in fair value of contingent consideration liabilities for potential earn-out payments. For additional details refer to Note 2 in our condensed consolidated financial statements.
(2)Restructuring costs include severance and other team member costs from workforce reductions, impairment of discontinued capitalized software projects, and other minor miscellaneous charges. For additional details refer to Note 18 in our condensed consolidated financial statements.
(3)Includes the lease-related impairment charge for the subleased portion of our corporate headquarters.

Adjusted Net Loss and Adjusted Net Loss Per Share

Adjusted Net Loss is a non-GAAP financial measure that we define as net loss adjusted for (i) stock-based compensation, (ii) amortization of acquired intangibles, (iii) acquisition-related costs (benefit), net, including the change in fair value of contingent consideration liabilities and the deferred tax valuation allowance release from acquisitions, (iv) restructuring costs, and (v) non-cash interest expense related to our convertible senior notes. We believe Adjusted Net Loss provides investors with useful information on period-to-period performance as evaluated by management and comparison with our past financial performance and is useful in evaluating our operating performance compared to that of other companies in our industry, as this metric generally eliminates the effects of certain items that may vary from company to company for reasons unrelated to overall operating performance.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Numerator:	(in thousands, except share and per share amounts)
Net loss	$(45,735)	$(40,014)	$(101,621)	$(104,218)
Add:
Stock-based compensation	17,304	17,487	53,356	48,724
Amortization of acquired intangibles	9,400	8,965	28,724	23,091
Acquisition-related costs (benefit), net(1)	3,292	(312)	(1,345)	9,958
Restructuring costs	4,499	—	4,499	—
Non-recurring lease-related charges	3,700	1,800	3,700	1,800
Non-cash interest expense related to convertible senior notes	375	3,026	1,124	8,843
Adjusted Net Loss	$(7,165)	$(9,048)	$(11,563)	$(11,802)
Denominator:
Weighted-average number of shares used in calculating net loss per share, basic	54,303,667	48,998,548	53,666,667	45,937,227
Weighted-average number of shares used in calculating net loss per share, diluted	54,303,667	48,998,548	54,024,697	45,937,227

Adjusted Net Loss per share, basic and diluted	$(0.13)	$(0.18)	$(0.22)	$(0.26)
______________
(1)Acquisition-related costs (benefit), net includes third-party fees associated with due diligence, deferred retention expenses, post-acquisition restructuring costs incurred as part of business combinations, changes in fair value of contingent consideration liabilities for potential earn-out payments, and the deferred tax valuation allowance release from acquisitions. For additional details refer to Note 2 in our condensed consolidated financial statements.

Health Catalyst Investor Relations Contact:
Adam Brown
Senior Vice President, Investor Relations and FP&A
+1 (855)-309-6800
ir@healthcatalyst.com

Health Catalyst Media Contact:
Tarah Neujahr Bryan
Chief Marketing Officer
media@healthcatalyst.com